Exhibit 99.2

PRESS RELEASE

PacWest Bancorp

(NASDAQ: PACW)

Contact:	Matthew P. Wagner Chief Executive Officer PacWest Bancorp 10250 Constellation Boulevard Suite 1640 Los Angeles, CA 90067	Victor R. Santoro Executive Vice President & CFO PacWest Bancorp 10250 Constellation Boulevard Suite 1640 Los Angeles, CA 90067
Phone:	310-728-1020	310-728-1021
Fax:	310-201-0498	310-201-0498

FOR IMMEDIATE RELEASE

AUGUST 31, 2009

FORMER AFFINITY BANK BRANCHES OPEN FOR BUSINESS AS PACIFIC
WESTERN BANK

San Diego, California . . . PacWest Bancorp (Nasdaq: PACW) today announced its wholly-owned subsidiary Pacific Western Bank has opened the 10 former Affinity Bank branches as Pacific Western Bank branches.

On August 28, 2009, Pacific Western Bank (“Pacific Western”), the wholly-owned banking subsidiary of PacWest Bancorp, purchased substantially all the assets and assumed substantially all the liabilities of Affinity Bank (“Affinity”) from the Federal Deposit Insurance Corporation (“FDIC”), as Receiver of Affinity. Pacific Western paid no cash or other consideration.  As part of this transaction, Pacific Western and the FDIC entered into a loss sharing agreement covering future losses incurred on loans, foreclosed loan collateral, and certain investment securities. Under the terms of the loss sharing agreement, the FDIC will absorb 80 percent of losses and share in 80 percent of loss recoveries on the first $234 million of losses, and absorb 95 percent of losses and share in 95 percent of loss recoveries on losses exceeding $234 million.

Based upon a preliminary closing with the FDIC as of August 28, 2009, Pacific Western (a) acquired an estimated $818 million in loans, $46 million in foreclosed assets, $185 million in investment securities and $166 million in cash and other assets and (b) assumed an estimated $870 million in deposits, $288 million in borrowings, and $3 million in other liabilities.  All of these amounts are at Affinity’s book value and do not reflect fair value.  In addition, the FDIC will wire to Pacific Western cash totaling approximately $79 million.  The foregoing estimates are subject to adjustment based on final settlement with the FDIC.

Pacific Western will account for the Affinity acquisition under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (“FAS 141R”).  Under FAS141R, the assets acquired and liabilities assumed will be recorded at their estimated fair values as of the August 28, 2009 acquisition date.  Based upon currently estimated fair values of the assets acquired and liabilities assumed, Pacific Western expects to record a net after-tax gain of approximately $45 million.  Such estimated gain represents the amount by which the estimated fair value of the assets acquired exceeds the estimated fair value of the liabilities assumed.   The fair value estimates and resultant net gain are preliminary and subject not only to the final fair value estimates but also to adjustment for up to one year after the acquisition closing date based on information that becomes available regarding the closing date fair values.

On a pro forma basis for the transaction using the preliminary settlement amounts, Pacific Western would have had approximately $5.7 billion in assets and $4.2 billion in deposits at June 30, 2009, through 66 branches across Southern California and 3 branches in Northern California, including the former Affinity Bank branches.

Former customers of Affinity Bank and Pacific Western Bank customers should continue to use their existing branches until Pacific Western can fully integrate the systems of Affinity Bank with the Pacific Western Bank network.  After this transition period, former Affinity Bank customers will gain access to Pacific Western’s 59 existing locations throughout Los Angeles, Orange, Riverside, San Bernardino and San Diego Counties.

ABOUT PACWEST BANCORP

PacWest Bancorp is a bank holding company with $4.5 billion in assets as of June 30, 2009, with one wholly-owned banking subsidiary, Pacific Western Bank. Through 59 full-service community banking branches and 10 branches of the former Affinity Bank, Pacific Western provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western’s branches are located in Los Angeles, Orange, Riverside, San Diego and San Bernardino Counties.  Pacific Western Bank branches that are former Affinity Bank branches are also located in San Francisco, San Mateo and Ventura Counties.  Through its subsidiary BFI Business Finance and its division First Community Financial, Pacific Western also provides working capital financing to growing companies located throughout the Southwest, primarily in the states of Arizona, California and Texas. Additional information regarding PacWest Bancorp is available on the Internet at www.pacwestbancorp.com. Information regarding Pacific Western Bank is also available on the Internet at www.pacificwesternbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: planned investments, acquisitions and related cost savings cannot be realized or realized within the expected time frame; lower than expected revenues; credit quality deterioration which could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete announced investments, acquisitions, to successfully integrate acquired entities or deposits, or to achieve expected synergies and operating efficiencies within expected time-frames or at all; the integration of acquired businesses costs more, takes longer or is less successful than expected; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the war in Iraq; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any acquisitions cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in PacWest’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. PacWest assumes no obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read PacWest Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the SEC.  The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821.  Attention: Investor Relations. Telephone 714-671-6800.

Contact information:

Matt Wagner, Chief Executive Officer, (310) 728-1020

Vic Santoro, Executive Vice President and CFO, (310) 728-1021